Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of DOR BioPharma, Inc. for the registration of 5,297,631 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2002, with respect to the consolidated financial statements of DOR BioPharma, Inc. included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Milwaukee, Wisconsin
February 11, 2003